UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please refer to Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Credit Agreement

The Company entered into a Term Loan Credit Agreement dated as of August 21, 2015 (the “Term Loan Credit Agreement”) with each lender from time to time party thereto and Bank of America, N.A., as lender and as the Administrative Agent. The Term Loan Credit Agreement provides for a term loan facility (“Term Loan Facility”) under which the Company may obtain loans up to an aggregate amount of $1,500,000,000, for the purpose of financing a portion of the Closing Date Acquisition (as defined below) and paying a portion of the fees and expenses incurred in connection therewith.

“Closing Date Acquisition” means the acquisition of Shred-it International ULC, an Alberta unlimited liability corporation, Shred-it JV LP, an Ontario limited partnership, Boost GP Corp., an Ontario corporation, and Boost Holdings LP, an Ontario limited partnership, and each of their respective subsidiaries (if any), by the Company and certain of its subsidiaries pursuant to the Securities Purchase Agreement dated as of July 15, 2015 (the “Securities Purchase Agreement”).

The term loans may be borrowed on or before the earliest to occur of (a) the date of the optional termination of the Term Loan Facility by the Company, (b) the date of the closing of the Closing Date Acquisition without use of the Term Loan Facility, (c) the date the pursuit of the Closing Date Acquisition is abandoned by the Company and (d) if the closing of the Term Loan Facility does not occur on or prior to such date, November 15, 2015 (or such later date to which the Outside Date (as defined in the Securities Purchase Agreement) is extended pursuant to the Securities Purchase Agreement, but in any event no later than January 15, 2016) (the “Commitment Termination Date”).

At the Company’s option, loans under the Term Loan Facility may be Base Rate Loans or Eurodollar Rate Loans and bear interest at a Base Rate or Eurodollar Rate, respectively, plus the Applicable Rate. The Base Rate is for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (iii) the Eurodollar Rate plus 1.00%. The Eurodollar Rate is a rate per annum determined for the applicable interest period by reference to the London interbank offered rate as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

The Applicable Rate for any Base Rate Loans shall be between 0 and 100 basis points per annum, and the Applicable Rate for any Eurodollar Rate Loan shall be between 100 and 200 basis points per annum, in each case depending on the consolidated leverage ratio for the Company and its subsidiaries as set forth in the most recent compliance certificate received by the Administrative Agent.

The term loans will be unsecured and will be guaranteed by each subsidiary of the Company (other than certain excluded subsidiaries pursuant to the Term Loan Credit Agreement) (i) which, as of the end of the then most recently ended fiscal quarter of the Company for the period of four consecutive fiscal quarters then ended, contributes greater than five percent of the Company’s and its subsidiaries’ consolidated EBITDA (adjusted to eliminate the effect of intercompany transactions) for such period, (ii) the consolidated total assets reflected on the balance sheet of such subsidiary as of the end of such fiscal quarter were greater than five percent of the Company’s and its subsidiaries’ consolidated total assets (adjusted to eliminate intercompany transactions) as of such date or the intellectual property rights of which are material to the operation of the business of the Company and its subsidiaries taken as a whole or (iii) which, as of the end of such fiscal quarter for the period of four consecutive fiscal quarters then ended, contributes greater than five percent of the Company’s and its subsidiaries’ consolidated revenue (adjusted to eliminate the effect of intercompany transactions) for such period.

The Term Loan Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements; notices of default and certain other material events; payment of obligations; preservation of corporate existence, rights, privileges, permits, licenses, franchises and intellectual property; maintenance of property and insurance and compliance with laws. The Term Loan Credit Agreement contains customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of liens, investments and indebtedness; mergers and certain other fundamental changes; dispositions of assets; restricted payments; changes in the Company’s line of business; transactions with affiliates and burdensome agreements.

The Term Loan Credit Agreement contains a financial covenant requiring maintenance of a minimum consolidated interest coverage ratio of 3.00 to 1.00 as of the end of any quarter and a financial covenant requiring maintenance of a maximum consolidated leverage ratio of (i) at any time from the effective date until the earlier to occur of (x) the Commitment Termination Date and (y) the last day of the first fiscal quarter of the Company ending on or after the first anniversary date of the closing of the Term Loan Facility (the “Initial Period”), 4.35 to 1.00 and (ii) at any time thereafter, 3.75 to 1.00; provided that upon receipt by the Company during the Initial Period of at least $400,000,000 in net cash proceeds from an equity issuance of shares of its common equity interests or shares of preferred equity interests (other than certain customary disqualified equity interests) that are mandatorily convertible into shares of its common equity interests (“Equity Issuance”), the maximum permitted consolidated leverage ratio during the Initial Period shall immediately step-down to 4.00 to 1.00.

The Term Loan Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, insolvency proceedings, inability to pay debts, material judgments, certain events related to pension plans, the invalidity or revocation of any loan document of the Company or any subsidiary that becomes a guarantor as described above, a “change of control” of the Company or certain material regulatory actions. If an event of default occurs under the Term Loan Credit Agreement, the lenders may, among other things declare immediately payable all borrowings.

The Term Loan Credit Agreement provides that the Company shall repay to the lenders the aggregate principal amount of all term loans in quarterly principal installments on the following dates and in the following amounts (expressed as a percentage of the aggregate principal amount of the Term Loan Facility drawn): 1.25% on the last business day of each fiscal quarter commencing December 2015 to September 2017; 2.50% on the last business day of each fiscal quarter commencing December 2017 to September 2018; 3.75% on the last business day of each fiscal quarter commencing December 2018 to September 2019; and 16.25% on the last business day of each fiscal quarter commencing December 2019 to June 2020, with a final principal repayment installment on the maturity date equal to the aggregate principal amount of all loans outstanding on such date. The term loans mature on August 21, 2020; provided, however, that if such date is not a business day, the maturity date shall be the next preceding business day.

Other Related Matters

The representations, warranties and covenants of each of the parties contained in the Term Loan Credit Agreement have been made solely for the benefit of the parties to the applicable documents. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Term Loan Credit Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Term Loan Credit Agreement, (iii) are subject to materiality qualifications contained in the Term Loan Credit Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Term Loan Credit Agreement or such other date as is specified in the Term Loan Credit Agreement and (v) have been included in the Term Loan Credit Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Term Loan Credit Agreement is included with this filing only to provide investors with information regarding the terms of the Term Loan Credit Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Term Loan Credit Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Term Loan Credit Agreement should not be read alone, but should instead be read in conjunction with the other information regarding any party that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that such party files with the U.S. Securities and Exchange Commission.

The foregoing description of the Term Loan Credit Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste, increases in transportation and other operating costs, the level of governmental enforcement of regulations governing regulated waste collection and treatment, our ability to execute our acquisition strategy and to integrate acquired businesses, competition and demand for services in the regulated waste industry, political, economic and currency risks related to our foreign operations, impairments of goodwill or other indefinite-lived intangibles, exposure to environmental liabilities, and compliance with existing and future legal and regulatory requirements, as well as other factors described in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated as of August 21, 2015, among Stericycle, Inc., as borrower, Bank of America, N.A., as Administrative Agent and as a lender, and Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Santander Bank, N.A., MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, BMO Harris Bank N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, HSBC Bank plc, CoBank, ACB, The Northern Trust Company, Compass Bank, PNC Bank, National Association and UniCredit Bank AG, New York Branch, as lenders.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or appendix to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 27, 2015		Stericycle, Inc.

	By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement dated as of August 21, 2015, among Stericycle, Inc., as borrower, Bank of America, N.A., as Administrative Agent and as a lender, and Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Santander Bank, N.A., MUFG Union Bank, N.A., Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, BMO Harris Bank N.A., Wells Fargo Bank, National Association, HSBC Bank USA, National Association, HSBC Bank plc, CoBank, ACB, The Northern Trust Company, Compass Bank, PNC Bank, National Association and UniCredit Bank AG, New York Branch, as lenders.*

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or appendix to the Securities and Exchange Commission upon request.

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